Exhibit 99.1

enabling tomorrow’s technologies™

355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Equipment to Announce Third Quarter 2018 Results

CENTRAL ISLIP, N.Y., (Business Wire) – November 1, 2018 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition systems, announced today that it will release its third quarter 2018 financial results after markets close on Wednesday, November 14, 2018. CVD Management will hold a conference call to discuss its results at 4:30 pm (Eastern Time) that day.

To participate in the live conference call, please dial toll free (877) 407-0784 or International (201) 689-8560. A telephone replay will be available for 7 days. To access the replay, dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13684834.

A live and archived webcast of the call will also be available on the company's website at www.cvdequipment.com/events. The archived webcast will be available at the same location approximately two hours following the end of the live event.

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, gas control, and other state-of-the-art equipment and process solutions used to develop and manufacture materials and coatings for research and industrial applications. This equipment is used by its customers to research, design, and manufacture these materials or coatings for aerospace engine components, medical implants, semiconductors, solar cells, smart glass, carbon nanotubes, nanowires, LEDs, MEMS, and other applications. Through its application laboratory, the Company provides process development support and process startup assistance with the focus on enabling tomorrow’s technologies™. It’s wholly owned subsidiary CVD Materials Corporation provides advanced materials and metal surface treatments and coatings to serve demanding applications in the electronic, biomedical, petroleum, pharmaceutical, and many other industrial markets.

For further information about CVD Equipment Corporation please contact: Gina Franco Phone: (631) 981-7081, Fax: (631) 981-7095 or email: investorrelations@cvdequipment.com

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